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                                                                    EXHIBIT 4.10

                               AMENDMENT NO. 2 TO

               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

            THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (the "Amendment"), dated as of September 30, 2004, among ANIXTER RECEIVABLES CORPORATION, a Delaware corporation (the "Seller"), ANIXTER INC., a Delaware corporation ("Anixter"), as the initial Servicer, each financial institution party hereto as a Financial Institution, FALCON ASSET SECURITIZATION CORPORATION ("Falcon") and THREE PILLARS FUNDING LLC (f/k/a Three Pillars Funding Corporation) ("Three Pillars"), as conduits, (collectively, the "Conduits" and each individually, a "Conduit") and SUNTRUST CAPITAL MARKETS and BANK ONE, NA ("Bank One"), as managing agents (collectively, the "Managing Agents" and each individually, a "Managing Agent") and Bank One, as agent for the Purchasers (the "Agent").

                              W I T N E S S E T H:

            WHEREAS, the Seller, Anixter, the Financial Institutions, Falcon, Three Pillars, the Managing Agents and the Agent are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of October 3, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement"); and

            WHEREAS the parties hereto desire to amend the Agreement on the terms and conditions set forth below;

            NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

      SECTION 2. Amendments to the Agreement. The Agreement is hereby amended as follows:

            (a) The first sentence of Section 2.7 of the Agreement is hereby restated in its entirety as follows:

            "In addition to Seller's rights pursuant to Section 1.3, Seller shall have the right (after providing three (3) Business Days' written notice to each Managing Agent), at any time, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests."

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            (b) Clause (ii) of Section 5.1(t) of the Agreement is hereby restated in its entirety as follows:

            "(ii) Each Receivable included in the Net Receivables Balance as an Eligible Receivable on any Monthly Report, Mid-Month Report and any other report delivered pursuant to Section 8.5 was an Eligible Receivable as of the date of such Monthly Report, Mid-Month Report or other report."

            (c) Section 7.1(i)(J) of the Agreement is hereby amended to add the following immediately after the clause "except as herein specifically provided":

            "or in connection with collections in respect of Excluded Receivables, which Collections the Servicer has indicated are readily identifiable"

            (d) Section 7.1(i)(Q) of the Agreement is hereby restated in its entirety as follows:

            "(Q) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Schiff Hardin LLP, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times, it being acknowledged that the assumption set forth in the ninth paragraph of Section 1 of such opinion to the extent it indicated that the Seller would not be consolidated with Anixter Inc. for financial reporting purposes, is no longer true."

            (e) The last sentence of Section 8.1(a) of the Agreement is hereby restated in its entirety as follows:

            "The Managing Agents may at any time designate as Servicer any Person to succeed Anixter or any Successor Servicer."

            (f) Section 8.5 of the Agreement is hereby amended to add the following sentence at the end thereof:

      "In addition to the foregoing, upon the request of the Agent, the Servicer shall provide to the Agent a list of Receivables (including such information regarding such Receivables as the Agent may request) as to which (as of the date specified by the Agent in such request) any payment of part thereof remains unpaid 90 days or more past the original due date therefor but less than 120 days past the original invoice date with respect to such Receivable."

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            (g) Section 10.1 of the Agreement is hereby amended to delete the words "or the Servicer" from the parenthetical in the sentence immediately following the proviso to Section 10.1.

            (h) The definition of the term "Affiliate" set forth in Exhibit I to the Agreement is hereby restated in its entirety as follows:

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person; provided that so long as Ariel Capital Management, Inc. ("Ariel") does not own more than 30% of any class of voting stock of Anixter International Inc., "Affiliate" shall exclude (with respect to Anixter) any other Person under direct or indirect control of Ariel, unless such other Person directly or indirectly controls or is controlled by Anixter. A Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

            (i) The definition of the term "Applicable Margin" set forth in
      Exhibit I to the Agreement is hereby restated in its entirety as follows:

      "Applicable Margin" means, as of any date of determination, the percentage set forth in the table below opposite the then applicable Debt Rating:

                 Debt Ratings
Pricing Level  S&P/Moody's/Fitch  Applicable Margin
-------------  -----------------  -----------------
      1             >A-/A3              0.45%
      2            BBB+/Baa1            0.60%
      3            BBB/Baa2             0.70%
      4            BBB-/Baa3           0.775%
      5             BB+/Ba1            0.975%
      6            <BB+/Ba1             1.15%

            (j) The definition of the term "Assignment Agreement" set forth in
      Exhibit I to the Agreement is hereby restated in its entirety as follows:

            "Assignment Agreement" has the meaning set forth in Section 12.1(b).

            (k) The definition of the term "Credit Agreement" set forth in
      Exhibit I to the Agreement is hereby restated in its entirety as follows:

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            "Credit Agreement" means that certain Credit Agreement dated as of
            June 18, 2004 by and among Anixter, the Subsidiaries of Anixter identified as Borrowing Subsidiaries thereunder, Bank of America, N.A., as Administrative Agent, Wachovia Bank N.A., as Syndication Agent, Bank One, N.A., The Bank of Nova Scotia and Wells Fargo Bank, N.A. as Co-Documentation Agents, and the lenders party thereto from time to time, as amended, supplemented or otherwise modified from time to time.

            (l) The definition of the term "Dilution Reserve" set forth in
      Exhibit I to the Agreement is hereby restated in its entirety as follows:

            "Dilution Reserve" means, on any date, an amount equal to (x) the greater of (i) 9% and (ii) the Dilution Reserve Ratio then in effect, times (y) the Net Receivables Balance as of the close of business on the immediately preceding Business Day.

            (m) The definition of the term "Excluded Receivable" set forth in
      Exhibit I to the Agreement is hereby restated in its entirety as follows:

            "Excluded Receivable" means indebtedness and other obligations owed to Originator, in respect of: (i) all accounts receivable generated by Originator's Latin American export locations; (ii) all accounts receivable generated by Originator's "Pacer" division, (iii) all accounts receivable generated by Originator's "Pentacon" division which are not included in Originator's main subledger system, (iv) all accounts receivable owing by Obligors with the following customer numbers: 139661, 804470, 544876, 520222, 037690, 608556,
            514221 or 548357, and (v) all accounts receivable existing at Originator's general corporate division coded WC.

            (n) The definition of the term "Facility Account" set forth in
      Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

            "Facility Account" means Seller's Account No. 8188016122 at Bank of America.

            (o) Clause (iii) of the definition of the term "Facility Termination Date" set forth in Exhibit I to the Agreement is hereby restated in its entirety as follows:

            "(iii) September 27, 2007"

            (p) The definition of the term "Liquidity Termination Date" set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

            "Liquidity Termination Date" means September 29, 2005.

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            (q) The definition of the term "Loss Reserve" set forth in Exhibit I to the Agreement is hereby amended to delete therefrom the reference to "12%" and to substitute a reference to "9%" therefor.

            (r) The definition of the term "Standard Concentration Limit" set forth in Exhibit I to the Agreement is hereby amended to delete therefrom the reference to "4%" and to substitute a reference to "3%" therefor.

      SECTION 3. Effective Date. This Amendment shall become effective and shall be deemed effective as of the date first written above when the Agent shall have received the following:

            (a) a copy of this Amendment duly executed by each of the parties hereto; and

            (b) a bring-down opinion from Schiff Hardin LLP regarding true-sale and non-consolidation matters.

      SECTION 4. Representations and Warranties of the Seller Parties. In order to induce the parties hereto to enter into this Amendment, each of the Seller Parties represents and warrants to the Agent and the Purchasers, as to itself, that:

            (a) The representations and warranties of such Seller Party set forth in Section 5.1 of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and there exists no Amortization Event or Potential Amortization Event on the date hereof, provided that in the case of any representation or warranty in Section 5.1 that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 4(a) shall be made as of such earlier date.

            (b) The execution and delivery by such Seller Party of this Amendment has been duly authorized by proper corporate proceedings of such Seller Party and this Amendment, and the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights generally.

      SECTION 5. Ratification. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

      SECTION 6. Reference to Agreement. From and after the effective date hereof, each reference in the Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.

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      SECTION 7. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE
WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

      SECTION 8. Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                                      -6-
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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above:

                                                ANIXTER RECEIVABLES CORPORATION,
                                                as the Seller

                                                By: ___________________________
                                                Name:
                                                Title:

                                                ANIXTER INC.,
                                                as the initial Servicer

                                                By: ___________________________
                                                Name:
                                                Title:

                                 Signature Page
                              to Amendment No 2 to
               Amended and Restated Receivables Purchase Agreement

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                                                FALCON ASSET SECURITIZATION
                                                CORPORATION

                                                By: ___________________________
                                                Name:
                                                Title:   Authorized Signatory

                                                BANK ONE, NA, as a Financial
                                                Institution, a Managing Agent
                                                and as Agent

                                                By: ___________________________
                                                Name:
                                                Title:

                                 Signature Page
                              to Amendment No 2 to
               Amended and Restated Receivables Purchase Agreement

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                                         THREE PILLARS FUNDING LLC (f/k/a Three
                                         Pillars Funding Corporation)

                                         By: ___________________________
                                         Name:
                                         Title: Authorized Signatory

                                         SUNTRUST BANK, as a
                                         Financial Institution

                                         By :___________________________
                                         Name:
                                         Title:

                                         SUNTRUST CAPITAL MARKETS INC., as a
                                         Managing Agent

                                         By: ___________________________
                                         Name:
                                         Title:

                                 Signature Page
                              to Amendment No 2 to
               Amended and Restated Receivables Purchase Agreement